                                                                EXHIBIT (b)10(c)

                              Chapman and Cutler
                                111 West Monroe
                               Chicago, IL 60603





                                  August 15, 1997

Nuveen Investment Trust
333 West Wacker Drive
Chicago, Illinois  60606-1286

     Re:             Nuveen Investment Trust
                 -------------------------------

Gentlemen:

     We have served as counsel for the Nuveen Investment Trust (the "Fund"), which proposes to offer and sell shares of various classes of a new series designated the Nuveen Balanced California Municipal and Stock Fund (collectively, the "Shares") in the manner and on the terms set forth in its Post-Effective Amendment No. 3 to its Registration Statement filed with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended.

     In connection therewith, we have examined such pertinent records and documents and matters of law, including the opinions of Bingham, Dana & Gould LLP upon which we have relied as they relate to the laws of the Commonwealth of Massachusetts, as we have deemed necessary in order to enable us to express the opinions hereinafter set forth.

     Based upon the foregoing, we are of the opinion that:

          The shares of the Fund which are currently being registered by the Post-Effective Amendment No. 3 to its Registration Statement referred to above may be legally and validly issued from time to time in accordance with the Fund's Declaration of Trust dated May 6, 1996, the Fund's By-Laws, the Fund's Certificate for the Establishment and Designation of Series, dated July 23, 1997, and subject to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities and the receipt by the Fund of a purchase price of not less than the net asset value per share and such Shares, when so sold, will be legally issued and outstanding, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

Nuveen Investment Trust

August 15, 1997
Page 2

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (File No. 333-03715) relating to the Shares referred to above, to the use of our name and to the reference to our firm and said Registration Statement.


                                     Very truly yours,

                                     Chapman and Cutler